UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 10, 2019

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 10, 2019, CARBO Ceramics Inc. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the continued listing criteria set forth in Section 802.01C of the NYSE Listed Company Manual as a result of the failure of the Company’s common stock to maintain an average closing share price of at least $1.00 over the prior 30 consecutive trading days.

Although the Company is permitted to cure the foregoing deficiency, the Company believes that, on or about December 20, 2019, it will cease to be in compliance with the continued listing criteria set forth in Section 802.01B of the NYSE’s Listed Company Manual as a result of the failure of the Company’s average global market capitalization over the prior 30 consecutive trading-day period to be at least $15 million.

As a consequence, the Company has applied to designate its common stock for trading on the OTCQB Market. The Company expects its common stock will be suspended from trading on the NYSE on or about December 20, 2019 and that its common stock will begin trading on the OTCQB Market on or about December 23, 2019, subject to the approval of the Company’s application by OTC Markets Group, Inc.

The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements, and does not conflict with or cause an event of default under any of the Company’s material debt agreements.

The Company can provide no assurance that its common stock will commence or continue to trade on the OTCQB Market, that broker-dealers will continue to provide public quotes of the Company’s common stock on the OTCQB Market, that the trading volume of the Company’s common stock will be sufficient to provide for an efficient and liquid trading market or whether quotes for the Company’s common stock will continue on the OTCQB in the future.

A copy of the press release issued by the Company to announce this change is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated December 13, 2019.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: December 13, 2019
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer